EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of U S WEST Communications, Inc. on Form S-3 (File Nos. 33-51125 and 33-62845) of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation", in 1993, dated February 12, 1996, on our audits of the consolidated financial statements of U S WEST Communications, Inc., as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 1996 on the related consolidated financial statement schedules, which report is included in this Annual Report on Form 10-K.


/S/ COOPERS & LYBRAND L.L.P.

Denver, Colorado
March 27, 1996